Exhibit 21.1

Subsidiaries of Registrant

Zebra Technologies Corporation, a Delaware corporation (NASDAQ listing: ZBRA)

DDD, LLC - a Delaware limited liability company

Genuine Zebra Technologies Trading (Shanghai) Co., Ltd. - a PRC limited liability company

LaserBand LLC - a Missouri limited liability company

LaserBand UK Limited - a private UK company limited by shares

Multispectral Solutions, Inc. - a Delaware corporation

StepOne Systems, LLC - a Pennsylvania limited liability company

Zebra Diamond Holdings, a UK company

Zebra Enterprise Solutions B.V.B.A. (fka WhereNet Europe) - a Belgian limited liability company

Zebra Enterprise Solutions Corp. - (fka WhereNet Corp) a California corporation

Zebra Jersey Holdings I Limited - a Jersey private limited liability company

Zebra Jersey Holdings II Limited - a Jersey private limited liability company

Zebra Luxco I S.a.r.l. - a Luxembourg private limited liability company

Zebra Luxco II S.a.r.l. - a Luxembourg private limited liability company

Zebra Technical Services (Guangzhou) Co., Ltd. - a PRC limited liability company

Zebra Technologies (Thailand) Ltd. - a Bangkok company (ZT Thailand LLC, ZIH and ZTAP Pte owners)

Zebra Technologies AB - a Swedish corporation

Zebra Technologies Argentina, LLC - a Delaware limited liability company

Zebra Technologies Asia Holding Limited - a Mauritius company

Zebra Technologies Asia Pacific Pte. Ltd. - a Singapore limited liability company

Zebra Technologies Asia Pacific, LLC - a Delaware limited liability company

Zebra Technologies Australia Pty Ltd - a Victoria corporation

Zebra Technologies B.V. - a Netherlands limited liability company

Zebra Technologies Brazil, LLC - a Delaware limited liability company

Zebra Technologies Columbia, LLC - a Delaware limited liability company

Zebra Technologies de México, S. de R.L. de C.V. - a Mexican limited liability company (w/ ZIH Corp)

Zebra Technologies do Brasil - Comércio de Produtos de Informática Ltda. - a Brazilian limited liability company

Zebra Technologies Europe Limited - a private UK company limited by shares

Zebra Technologies India LLC, a Delaware limited liability company

Zebra Technologies India Ltd, a Indian limited liability company

Zebra Technologies International, LLC - an Illinois limited liability company

Zebra Technologies Latin America, LLC - a Delaware limited liability company

Zebra Technologies Malaysia Sdn. Bhd, - a Malaysian company

Zebra Technologies Mexico, LLC - a Delaware limited liability company

Zebra Technologies Services Sp. Zoo - a Polish corporation

Zebra Technologies Sp. Zoo - a Polish corporation

Zebra Technologies Thailand LLC, a Delaware limited liability company

ZIH Corp. - a Delaware corporation